As filed with the Securities and Exchange Commission on May 7, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Trust High Income Long/Short Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRIORITY NOTICE – Your Investment May Be Impacted

FirsT trust High Income Long/Short Fund

Dear Shareholder:

You were a shareholder of First Trust High Income Long/Short Fund (Ticker: FSD) as of October 23, 2023 – the record date for determining shareholders’ eligibility to vote on an important proxy proposal. Whether you still hold the shares or have since sold them, you are still entitled to vote on this important matter and your vote (FOR, AGAINST or ABSTAIN) would greatly help the fund.

It is very important that you respond to the attached vote information form (VIF) regarding this matter.

Please vote today using one of the quick and easy methods listed on the enclosed VIF.

If you have any questions, please contact us toll-free at (800) 622-1569 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

There is no confidential information required and the call will only take a few moments of your time.

Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

James A. Bowen

Chairman of the Board

OFFICIAL BUSINESS_

This document relates to an investment you own in First Trust High Income Long/Short Fund